UNITED STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                          WASHINGTON,  D.C.  20549


                                 FORM  8-K

                            CURRENT  REPORT

   PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date  of  Report  (Date  of  earliest  event  reported):      07/26/01
                                                                ----------

                      SANGUI  BIOTECH  INTERNATIONAL,  INC.
        (Exact  name  of  registrant  as  specified  in  its  charter)

                                 Colorado
             (State  or  other  jurisdiction  of  incorporation)


       0-21271                                          84-1330732
    ----------------                              ------------------------
 (Commission  File  Number)                (IRS  Employer  Identification  No.)

                      1508  BROOKHOLLOW  DRIVE,  SUITE  354
                           SANTA ANA, CALIFORNIA 92705
--------------------------------------------------------------------------------
          (Address  of  principal  executive  offices)     (Zip  Code)

                                 (714) 429-7807
                            -------------------------
              Registrant's telephone number, including area code:

                                 Not applicable

                        ---------------------------------
                    (Former name, address and telephone number)

ITEM  5.  OTHER EVENTS

     On July 26, 2001, Sangui Biotech International, Inc. ("Sangui" or the "Company") filed a lawsuit against Helmut Kappes, a director of the Company. The lawsuit seeks the removal of Mr. Kappes as a director of the Company based on his alleged dishonest conduct and self-dealing. The lawsuit was filed in the U.S. District Court in Colorado.


     The Company believes that Mr. Kappes has breached his fiduciary duties to the Company through several acts, which involved conflicts of interest and fraudulent conduct. Recently, Mr. Kappes and Euro-American, a financial services firm controlled by Mr. Kappes, have solicited large numbers of Sangui shareholders in an attempt to induce them to exchange their Sangui shares for shares in a venture promoted by Mr. Kappes and Euro-American. The Court issued an Order suspending Mr. Kappes from the Board of the Company and restraining Mr. Kappes and persons acting in concert with him from presenting any Sangui shares for transfer and from taking any other steps to further the exchange of Sangui stock for the shares of any entity in which Mr. Kappes has an economic interest.

     A press release regarding the lawsuit was issued on July 27, 2001, a copy of which is attached hereto as Exhibit 99.1.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)  EXHIBITS

          99.1  Press  Release  dated  July  27,  2001.


                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 30, 2001                      SANGUI  BIOTECH  INTERNATIONAL,  INC.



                                           By:  /s/ Wolfgang Barnikol
                                              ----------------------------------
                                              Wolfgang  Barnikol
                                              President  &  CEO

                                  EXHIBIT 99.1


Friday, July 27, 9:04am Eastern Time

SANGUI  FILES  LAWSUIT  AGAINST DIRECTOR AND OBTAINS TEMPORARY RESTRAINING ORDER


SANTA ANA, California (July 27, 2001) Sangui BioTech International, Inc. (SGBI, WKN 906757) announced today that it has filed a lawsuit against Helmut Kappes, a director of the Company. The lawsuit seeks the removal of Mr. Kappes as a director of the Company due his dishonest conduct and self-dealing. The lawsuit was filed in the U.S. District Court in Colorado.

Sangui believes that Mr. Kappes has breached his fiduciary duties to the Company through several acts, which involved conflicts of interest and fraudulent conduct. Recently, Mr. Kappes and Euro-American, a financial services firm controlled by Mr. Kappes, have solicited large numbers of Sangui shareholders in an attempt to induce them to exchange their Sangui shares for shares in a venture promoted by Mr. Kappes and Euro-American. The Court issued an Order suspending Mr. Kappes from the Board of the Company and restraining Mr. Kappes and persons in active concert with him from presenting any Sangui shares for transferred registration and from taking any other steps to further the exchange of Sangui stock for the shares of any entity in which Mr. Kappes has an economic interest.

Professor Wolfgang Barnikol, Chief Executive Officer of the Company, commented that, "we are pleased with the Order granted by the Court which we believe was necessary to prevent actions harmful to Sangui."

This news release includes statements, other than historical fact, that may be deemed forward-looking. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that conveys the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, the ability to obtain additional financing, which is not assured; rapid technological developments and changes; problems in developments of the Company's products; price and product competition by competitors; general economic conditions; and factors discussed in the Company's SEC filings.

Contact:

Sangui  BioTech  International,  Inc.
Dr.  Sieglinde  Borchert,  Chief  Operating  Officer
Borchert@sangui.de

Germany  -  049  -  (0)2302-915200,
Fax  -  049-(0)2302-915201 or
US  -  714/429-7807,  Fax  -  714/429-7808 or
Singapore  -  0065-872-7273,  Fax  -  0065-873-3249
http://www.sangui.de